Exhibit 99.1

NII HOLDINGS ANNOUNCES SECOND QUARTER 2014 RESULTS

•	Net loss of 77,000 subscribers, resulting in an ending subscriber base of 9.4 million subscribers

•	Consolidated operating revenues of $969 million

•	Consolidated adjusted operating loss before depreciation and amortization (adjusted OIBDA) of ($137) million

RESTON, Va., August 11, 2014 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2014. The Company reported a net loss of 77,000 subscribers for the quarter, bringing its quarter-end subscriber base to 9.4 million, a 6 percent decrease from a year ago. Financial results for the second quarter include consolidated operating revenues of $969 million, a 23 percent decrease compared to the second quarter of 2013; consolidated adjusted OIBDA loss, which excludes the impact of non-cash asset impairments, restructuring charges and other unusual items, of $137 million; and a consolidated operating loss of $504 million. For the second quarter of 2014, the Company generated a net loss from continuing operations of $629 million, or $3.65 per basic share. Capital expenditures were $123 million for the quarter.

“Despite the actions we’ve taken to improve our operational performance, we have fallen short in our efforts, leaving the Company with a liquidity position that is not sufficient to support the business,” said Steve Shindler, NII Holdings’ chief executive officer. “Our subscriber base in Brazil continued to grow during the second quarter overcoming a market slowdown during the World Cup and higher iDEN churn. While our subscriber losses in Mexico were lower than last quarter, we are still short of where we need to be in that market. We will continue to take actions to improve our results in Mexico including the optimization of our distribution channels and the staging of our 3G services to more effectively attract new customers. We are excited that Salvador Alvarez has joined our team as President of Nextel Mexico as we work to return to subscriber growth. However, with our current liquidity position and the cash demands on our business, these ongoing initiatives will not be sufficient to allow the Company to continue to operate unless we are able to restructure our debt obligations, find a strategic solution or some combination of those approaches. As a result, we will need to make some key decisions in the short term to address our liquidity situation in an effort to secure the best possible path forward for our stakeholders.”

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $28 for the second quarter of 2014, down from $36 in the same quarter last year. The Company also reported consolidated average monthly churn of 3.39 percent for the period, compared to 2.67 percent in the second quarter of 2013. Consolidated cost per gross add (CPGA) was $296 for the second quarter of 2014, a $20 increase from the year ago period.

The Company ended the second quarter with $5.8 billion in total debt and $1.0 billion in consolidated cash, restricted cash, and investments, resulting in $4.8 billion of net debt.

“While we have seen progress on some operational metrics, our financial performance continues to reflect the impact of the deterioration in our revenue base,” said Juan Figuereo, NII Holdings’ executive vice president and chief financial officer. “We have put plans in place to stabilize our revenues and improve our profitability, and we are taking more aggressive actions to reduce our costs and balance our investments in growth against the increasing pressure on our liquidity. We also continue to work with our advisors to identify and evaluate potential strategic transactions and have engaged in a series of productive discussions with holders of various series of our senior notes regarding a potential consensual restructuring of our balance sheet.”

As a result of the Company’s financial performance in combination with the potential impact of its inability to satisfy certain financial covenants under our existing debt obligations, the Company will likely find it necessary to file a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in order to implement a restructuring of its obligations on a stand-alone basis or in conjunction with one or more potential strategic transactions as disclosed in greater detail in the Company’s Quarterly Report on Form 10-Q for the second quarter that was filed with the Securities and Exchange Commission.

In addition, due to the Company’s ongoing review of its strategic and restructuring options, the Company will not host a financial results conference call this quarter.  Additional operational and financial details are available in the Form 10-Q and in the earnings presentation available under the Investor Relations link at www.nii.com.

In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII Holdings has presented consolidated adjusted OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The Company trades on the NASDAQ market under the symbol NIHD. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans and maintain compliance with financial covenants under its existing operating company debt obligations, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2014. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact on our financial results, not meeting our business plans or failing to meet our financial covenants on the required testing dates; the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the risk that our network technologies will not perform properly or support the services our customers want or need; the risk that customers in the markets we serve will not find our services attractive; potential reductions in the recorded value of our assets that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)

Operating revenues Service and other revenues	$893.1	$1,214.2	$1,807.0	$2,497.3
Handset and accessory revenues	75.7	45.4	132.0	93.1
	968.8	1,259.6	1,939.0	2,590.4
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	366.9	393.0	704.5	792.1
Cost of handset and accessory sales	274.1	233.9	539.9	440.2
Selling, general and administrative	483.6	531.8	934.2	1,029.3
Impairment and restructuring charges	160.3	1.3	157.8	125.9
Depreciation	170.3	166.1	310.9	333.5
Amortization	18.0	15.5	35.2	30.9
	1,473.2	1,341.6	2,682.5	2,751.9
Operating loss	(504.4)	(82.0)	(743.5)	(161.5)
Other (expense) income Interest expense, net	(120.4)	(150.2)	(260.6)	(259.9)
Interest income	12.8	9.0	32.9	15.5
Foreign currency transaction gains (losses), net	9.7	(104.5)	2.5	(81.3)
Other income (expense), net	1.7	(8.4)	(3.0)	(13.1)
	(96.2)	(254.1)	(228.2)	(338.8)
Loss from continuing operations before income tax provision	(600.6)	(336.1)	(971.7)	(500.3)
Income tax provision	(28.7)	(48.8)	(33.7)	(70.4)
Net loss from continuing operations	(629.3)	(384.9)	(1,005.4)	(570.7)
Income (loss) from discontinued operations, net of income taxes	6.0	(11.5)	6.0	(33.2)
Net loss	$(623.3)	$(396.4)	$(999.4)	$(603.9)

Net loss from continuing operations per common share, basic and diluted	$(3.65)	$(2.23)	$(5.84)	$(3.32)
Net income (loss) from discontinued operations per common share, basic and diluted	0.03	(0.07)	0.04	(0.19)
Net loss per common share, basic and diluted	$(3.62)	$(2.30)	$(5.80)	$(3.51)

Weighted average number of common shares outstanding, basic and diluted	172.3	172.2	172.2	172.0

CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$814.0	$1,733.8
Short-term investments	132.6	585.8
Accounts receivable, less allowance for doubtful accounts of $66.2 and $61.3	485.2	522.5
Handset and accessory inventory	373.6	342.6
Deferred income taxes, net	98.7	127.4
Prepaid expenses and other	668.9	436.1
Total current assets	2,573.0	3,748.2
Property, plant and equipment, net	3,259.5	3,388.1
Intangible assets, net	1,019.6	993.7
Deferred income taxes, net	9.5	26.7
Other assets	577.2	523.3
Total assets	$7,438.8	$8,680.0
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$264.5	$369.1
Accrued expenses and other	804.5	972.5
Deferred revenues	111.7	128.2
Current portion of long-term debt	5,555.3	96.8
Deposits related to 2013 sale of towers	725.6	720.0
Total current liabilities	7,461.6	2,286.6
Long-term debt	221.6	5,696.6
Deferred revenues	9.9	11.3
Deferred income tax liabilities	89.3	109.0
Other long-term liabilities	239.9	221.1
Total liabilities	8,022.3	8,324.6
Commitments and contingencies
Stockholders’ (deficit) equity
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 600.0 shares authorized, 172.4 shares issued and outstanding — 2014, 172.1 shares issued and outstanding — 2013	0.2	0.2
Paid-in capital	1,511.8	1,504.3
Accumulated deficit	(1,192.3)	(193.0)
Accumulated other comprehensive loss	(903.2)	(956.1)
Total stockholders’ (deficit) equity	(583.5)	355.4
Total liabilities and stockholders’ (deficit) equity	$7,438.8	$8,680.0

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Six Months Ended June 30,
	2014	2013
	(unaudited)
Cash and cash equivalents, beginning of period	$1,733.8	$1,371.2
Net cash used in operating activities	(803.1)	(40.3)
Net cash used in investing activities	(57.0)	(647.8)
Net cash (used in) provided by financing activities	(24.4)	821.5
Effect of exchange rate changes on cash and cash equivalents	(35.3)	(18.2)
Change in cash and cash equivalents held for sale	—	(23.1)
Cash and cash equivalents, end of period	$814.0	$1,463.3

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended June 30,
	2014	2013
iDEN	6,376.4	9,028.6
WCDMA	2,984.7	885.7
Total subscriber units in commercial service (as of June 30)	9,361.1	9,914.3

iDEN	(392.7)	(100.5)
WCDMA	315.7	201.0
Total net subscriber (losses) additions	(77.0)	100.5

Migrations from iDEN to WCDMA	303.9	274.0

iDEN customer churn	3.91%	2.74%
WCDMA customer churn	2.08%	1.75%
Churn (%)	3.39%	2.67%

Average monthly revenue per handset/unit in service (ARPU) (1)	$28	$36

Cost per gross add (CPGA) (1)	$296	$276

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues Service and other revenues	$429.0	$559.2	$854.7	$1,175.8
Handset and accessory revenues	50.4	19.4	85.9	38.7
	479.4	578.6	940.6	1,214.5
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	192.4	205.0	360.5	422.4
Cost of handset and accessory sales	112.3	40.2	224.1	90.7
Selling, general and administrative	230.9	226.1	441.3	436.4
Segment (losses) earnings	$(56.2)	$107.3	$(85.3)	$265.0

iDEN	3,137.7	3,762.3
WCDMA	1,050.6	117.3
Total subscriber units in commercial service (as of June 30)	4,188.3	3,879.6

iDEN	(175.1)	(44.6)
WCDMA	234.0	39.4
Total net subscriber additions (losses)	58.9	(5.2)

Migrations from iDEN to WCDMA	142.8	—

iDEN customer churn	3.05%	2.76%
WCDMA customer churn	1.86%	0.55%
Churn (%)	2.81%	2.70%

ARPU (1)	$30	$43

CPGA (1)	$291	$207

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues Service and other revenues	$354.0	$492.7	$727.3	$993.7
Handset and accessory revenues	12.8	10.0	21.4	23.0
	366.8	502.7	748.7	1,016.7
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	129.6	124.6	254.5	247.7
Cost of handset and accessory sales	142.5	162.5	275.8	291.1
Selling, general and administrative	143.8	176.2	280.1	337.3
Segment (losses) earnings	$(49.1)	$39.4	$(61.7)	$140.6

iDEN	1,238.9	3,340.5
WCDMA	1,691.2	598.6
Total subscriber units in commercial service (as of June 30)	2,930.1	3,939.1

iDEN	(195.4)	(116.7)
WCDMA	72.6	138.2
Total net subscriber (losses) additions	(122.8)	21.5

Migrations from iDEN to WCDMA	160.0	271.9

iDEN customer churn	5.30%	2.29%
WCDMA customer churn	2.02%	0.77%
Churn (%)	3.57%	2.15%

ARPU (1)	$35	$37

CPGA (1)	$575	$505

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues Service and other revenues	$96.6	$149.1	$197.6	$302.2
Handset and accessory revenues	11.5	14.9	23.2	28.8
	108.1	164.0	220.8	331.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	26.6	41.4	53.5	81.4
Cost of handset and accessory sales	16.6	21.9	32.7	43.1
Selling, general and administrative	43.6	58.9	86.3	112.3
Segment earnings	$21.3	$41.8	$48.3	$94.2

iDEN	1,976.3	1,887.5
WCDMA	—	—
Total subscriber units in commercial service (as of June 30)	1,976.3	1,887.5

iDEN	(20.5)	68.3
WCDMA	—	—
Total net subscriber (losses) additions	(20.5)	68.3

iDEN customer churn	4.35%	3.46%
WCDMA customer churn	—	—
Churn (%)	4.35%	3.46%

ARPU (1)	$15	$24

CPGA (1)	$72	$82

(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three and Six Months Ended June 30, 2014 and 2013” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Consolidated operating loss	$(504.4)	$(82.0)	$(743.5)	$(161.5)
Consolidated depreciation	170.3	166.1	310.9	333.5
Consolidated amortization	18.0	15.5	35.2	30.9
Consolidated operating (loss) income before depreciation and amortization	(316.1)	99.6	(397.4)	202.9
Asset impairment charges	135.0	—	135.0	85.3
Restructuring charges	25.3	1.3	22.7	40.6
Reserve for loan receivables	18.7	—	18.7	—
Consolidated adjusted operating (loss) income before depreciation and amortization	$(137.1)	$100.9	$(221.0)	$328.8

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended June 30,
	2014	2013

Service and other revenues	$893.1	$1,214.2
Less: other revenues	(104.8)	(140.3)
Total subscriber revenues	$788.3	$1,073.9

ARPU calculated with subscriber revenues	$28	$36

ARPU calculated with service and other revenues	$32	$41

Nextel Brazil

	Three Months Ended June 30,
	2014	2013

Service and other revenues	$429.0	$559.2
Less: other revenues	(52.7)	(64.7)
Total subscriber revenues	$376.3	$494.5

ARPU calculated with subscriber revenues	$30	$43

ARPU calculated with service and other revenues	$34	$48

Nextel Mexico

	Three Months Ended June 30,
	2014	2013

Service and other revenues	$354.0	$492.7
Less: other revenues	(40.9)	(56.5)
Total subscriber revenues	$313.1	$436.2

ARPU calculated with subscriber revenues	$35	$37

ARPU calculated with service and other revenues	$39	$42

Nextel Argentina

	Three Months Ended June 30,
	2014	2013

Service and other revenues	$96.6	$149.1
Less: other revenues	(9.8)	(18.0)
Total subscriber revenues	$86.8	$131.1

ARPU calculated with subscriber revenues	$15	$24

ARPU calculated with service and other revenues	$16	$27

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended June 30,
	2014	2013

Consolidated handset and accessory revenues	$75.7	$45.4
Less: consolidated uninsured handset replacement revenues	(5.8)	(3.9)
Consolidated handset and accessory revenues, net	69.9	41.5
Less: consolidated cost of handset and accessory sales	274.1	233.9
Consolidated handset subsidy costs	204.2	192.4
Consolidated selling and marketing	147.9	160.3
Costs per statement of operations	352.1	352.7
Less: consolidated costs unrelated to initial customer acquisition	(92.1)	(106.8)
Customer acquisition costs	$260.0	$245.9

Cost per Gross Add	$296	$276

Nextel Brazil

	Three Months Ended June 30,
	2014	2013

Handset and accessory revenues	$50.4	$19.4
Less: uninsured handset replacement revenues	(1.8)	(1.9)
Handset and accessory revenues, net	48.6	17.5
Less: cost of handset and accessory sales	112.3	40.2
Handset subsidy costs	63.7	22.7
Selling and marketing	75.0	50.6
Costs per statement of operations	138.7	73.3
Less: costs unrelated to initial customer acquisition	(19.8)	(9.4)
Customer acquisition costs	$118.9	$63.9

Cost per Gross Add	$291	$207

Nextel Mexico

	Three Months Ended June 30,
	2014	2013

Handset and accessory revenues	$12.8	$10.0
Less: uninsured handset replacement revenues	(3.9)	(2.0)
Handset and accessory revenues, net	8.9	8.0
Less: cost of handset and accessory sales	142.5	162.5
Handset subsidy costs	133.6	154.5
Selling and marketing	51.2	80.8
Costs per statement of operations	184.8	235.3
Less: costs unrelated to initial customer acquisition	(71.4)	(96.4)
Customer acquisition costs	$113.4	$138.9

Cost per Gross Add	$575	$505

Nextel Argentina

	Three Months Ended June 30,
	2014	2013

Handset and accessory revenues	$11.5	$14.9
Less: uninsured handset replacement revenues	—	—
Handset and accessory revenues, net	11.5	14.9
Less: cost of handsets and accessories	16.6	21.9
Handset subsidy costs	5.1	7.0
Selling and marketing	12.3	15.2
Costs per statement of operations	17.4	22.2
Less: costs unrelated to initial customer acquisition	(0.2)	(0.9)
Customer acquisition costs	$17.2	$21.3

Cost per Gross Add	$72	$82

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments and restricted cash. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt provides useful information concerning our liquidity and leverage. Net debt as of June 30, 2014 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$5,776.9
Add: debt discounts	9.2
Less: cash and cash equivalents	814.0
Less: short-term investments	132.6
Less: restricted cash	87.6
Net debt	$4,751.9

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and six months ended June 30, 2013 compared to the same period in 2014 by (i) adjusting the relevant measures for the three and six months ended June 30, 2013 to levels that would have resulted if the average foreign currency exchange rates for the three and six months ended June 30, 2013 were the same as the average foreign currency exchange rates that were in effect for the three and six months ended June 30, 2014; and (ii) comparing the actual and adjusted financial measures for the three and six months ended June 30, 2013 to the similar financial measures for the three and six months ended June 30, 2014 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and six months ended June 30, 2014 and 2013. The average foreign currency exchange rates for each of the relevant currencies during each of the three and six months ended June 30, 2014 and 2013 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and six months ended June 30, 2014 compared to the same periods in 2013 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended June 30,
	2Q 2013 Actual	2Q 2013 Adjustment (1)	2Q 2013 Normalized (1)	2Q 2014 Actual	2Q 2013 to 2Q 2014 Actual Growth Rate (2)	2Q 2013 to 2Q 2014 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$1,259,560	$(123,292)	$1,136,268	$968,752	(23)%	(15)%
Adjusted operating income (loss) before depreciation and amortization	100,890	(19,003)	81,887	(137,092)	(236)%	(267)%
Nextel Brazil:
Operating revenues	$578,644	$(42,711)	$535,933	$479,373	(17)%	(11)%
Segment earnings (losses)	107,348	(13,157)	94,191	(56,151)	(152)%	(160)%
Nextel Mexico:
Operating revenues	$502,697	$(21,514)	$481,183	$366,812	(27)%	(24)%
Segment earnings (losses)	39,396	(1,667)	37,729	(49,114)	(225)%	(230)%
Nextel Argentina:
Operating revenues	$163,961	$(57,270)	$106,691	$108,109	(34)%	1%
Segment earnings	41,842	(27,521)	14,321	21,307	(49)%	49%

NII Holdings, Inc.
(dollars in thousands)

	Six Months Ended June 30,
	YTD 2013 Actual	YTD 2013 Adjustment (1)	YTD 2013 Normalized (1)	YTD 2014 Actual	YTD 2013 to YTD 2014 Actual Growth Rate (2)	YTD 2013 to YTD 2014 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$2,590,399	$(305,024)	$2,285,375	$1,938,966	(25)%	(15)%
Adjusted operating income (loss) before depreciation and amortization	328,803	(59,737)	269,066	(221,023)	(167)%	(182)%
Nextel Brazil:
Operating revenues	$1,214,516	$(141,529)	$1,072,987	$940,597	(23)%	(12)%
Segment earnings (losses)	264,991	(45,836)	219,155	(85,296)	(132)%	(139)%
Nextel Mexico:
Operating revenues	$1,016,711	$(43,464)	$973,247	$748,656	(26)%	(23)%
Segment earnings (losses)	140,625	(6,004)	134,621	(61,654)	(144)%	(146)%
Nextel Argentina:
Operating revenues	$330,985	$(114,593)	$216,392	$220,789	(33)%	2%
Segment earnings	94,183	(58,205)	35,978	48,285	(49)%	34%

(1)
The "2Q 2013 Normalized" and "YTD 2013 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and six months ended June 30, 2014 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three and six months ended June 30, 2013, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "2Q 2013 Adjustment" and "YTD 2013 Adjustment" reflect the amount determined by subtracting the "2Q 2013 Normalized" and "YTD 2013 Normalized" amounts calculated as described in the preceding sentence from the "2Q 2013 Actual" and "YTD 2013 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and six months ended June 30, 2014. The average foreign currency exchange rates for each of the relevant currencies during the three and six months ended June 30, 2014 and 2013 for purposes of these calculations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Brazilian real	2.23	2.07	2.30	2.03
Mexican peso	13.01	12.46	13.12	12.56
Argentine peso	8.06	5.24	7.85	5.13

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2014 Actual" and "YTD 2014 Actual" columns with those in the "2Q 2013 Actual" and "YTD 2013 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2014 Actual" and "YTD 2014 Actual" columns with those in the "2Q 2013 Normalized" and "YTD 2013 Normalized" columns.